SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    --------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




        Date of Report (Date of Earliest Event Reported): August 17, 1999


                                Case Corporation
             (Exact Name of Registrant as Specified in its Charter)


     Delaware                       1-13098                        76-0433811
(State or other                  (Commission                      (IRS Employer
jurisdiction of                  File Number)                    Identification
incorporation)                                                      Number)


                    700 State Street, Racine, Wisconsin 53404
               (Address of principal executive offices) (zip code)

                                 (414) 636-6011
              (Registrant's telephone number, including area code)

Item 5.  Other Events

         On August 17, 1999, the registrant issued the press release included as
Exhibit 99 to this report and incorporated by reference herein announcing the approval by its stockholders of the agreement and plan of merger, dated as of May 15, 1999, by and among the registrant, Fiat S.p.A., New Holland N.V., and Fiat Acquisition Corporation, and the transactions contemplated by that agreement.

Item 7.  Financial Statements and Exhibits

(c)      Exhibits.

         99       Press release of registrant dated August 17, 1999.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                CASE CORPORATION


                                                By:   /s/ Kevin J. Hallagan
                                                Name: Kevin J. Hallagan
                                                Title:Associate General Counsel
                                                      and Assistant Secretary

Date:  August 18, 1999

EXHIBIT INDEX

99      Press release of registrant dated August 17, 1999.

EXHIBIT 99:  PRESS RELEASE

[LOGO OF CASE CORPORATION]

FOR IMMEDIATE RELEASE
William B. Masterson
(414)    636-5793

                CASE CORPORATION SHAREHOLDERS APPROVE MERGER WITH
                                   NEW HOLLAND


Racine,  Wisconsin  (August 17, 1999) - Shareholders of Case Corporation  (NYSE:
CSE) approved the company's proposed merger with New Holland N.V. (NYSE:NH) at a special shareholders' meeting held today in Racine, Wisconsin. Approximately 99 percent of shareholders present and voting approved the merger. The number of shares voting for the merger represents approximately 71 percent of the total number of shares outstanding and entitled to vote.

The proposed merger between Case and New Holland was announced on May 17, 1999, and is expected to close in the fourth quarter of this year pending regulatory approval. Under the terms of the merger agreement, Case shareholders will receive $55 per share in cash.

"Together, Case and New Holland will create a $12 billion company that will reach more farm and construction equipment customers that any other company in the world," Jean-Pierre Rosso, Case Chairman and Chief Executive Officer, told shareholders. "The merged company will have the size and scope to benefit customers, employees, shareholders and other partners in ways that would be beyond the reach of either company alone."

Rosso will serve as chairman and chief executive officer of the merged company.

Case's and New Holland's product line strength, geographic sales distribution and business mix are highly complementary. The brands of both companies and the respective distribution networks will be maintained following the merger.

Case Corporation is a leading worldwide designer, manufacturer and distributor of agricultural and construction equipment, and offers a broad array of financial products and services. Headquartered in Racine, Wisconsin, Case had 1998 revenues of $6.1 billion and sells its products in 150 countries through a network of approximately 4,900 independent dealers.